EXHIBIT 1.2
			EL PASO ENERGY CORPORATION

                        Medium-Term Notes

                         TERMS AGREEMENT

                         October 5, 2000




Banc of America Securities LLC
NC1-007-07-01
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

ABN AMRO Incorporated
1325 Avenue of the Americas, 10th Floor
New York, New York 10019

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017-2070

Ladies and Gentlemen:

     El Paso Energy Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Restated Distribution Agreement, dated October 5, 2000 (the "Distribution Agreement"), between the Company on the one hand and Banc of America Securities LLC, ABN AMRO Incorporated and Chase Securities Inc. (together, the "Agents") on the other, to issue and sell to the Agents the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase the Purchased Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provision had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the

Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased
Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Agents, and the Agents agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                   EL PASO ENERGY CORPORATION


                                   By: /s/ H. Brent Austin
					    -----------------------
                                   Name:   H. Brent Austin
                                   Title:  Executive Vice President


Accepted:

BANC OF AMERICA SECURITIES LLC
By:  /s/ Lily Chang
     ---------------
Name:    Lily Chang
Title:   Principal


ABN AMRO INCORPORATED
By:  /s/ Linda A. Dawson
    ---------------------
Name:    Linda A. Dawson
Title:   Managing Director


CHASE SECURITIES INC.
By:   /s/ Peter Madonia
    ---------------------
Name:  Peter Madonia
Title: Managing Director

                                                         Schedule

Title of Purchased Securities:

     8.050% Medium Term Senior Notes

Aggregate Principal Amount:

     USD300,000,000

Price to the Public:

     99.561%

Agents Discount or Commission:

     0.875%

Method of, and Specified Funds for, Payment of Purchase Price:

     By wire transfer to a bank account specified by the Company in immediately available funds

Senior Indenture:

     Indenture, dated as of May 10, 1999, as amended and supplemented, between the Company and The Chase Manhattan
     Bank, as Trustee

Time of Delivery:

     October 11, 2000

Closing Location for Delivery of Securities:

     Offices of Counsel to the Agents:
     Locke Liddell & Sapp LLP
     600 Travis, Suite 3500
     Houston, Texas 77002

Maturity Date:

     October 15, 2030

Interest Rate:

     8.050%

Interest Payment Dates:

     April 15 and October 15

CUSIP No.:

     28368E AA 4

Documents to be Delivered:

     The  following  documents referred to  in  the  Distribution
     Agreement shall be delivered as a condition to the Closing:

     (1)   The  opinion of counsel to the Agents referred  to  in
Section 5(b).

     (2)   The opinion of counsel to the Company referred  to  in
Section 5(c).

     (3)  The officers' certificate referred to in Section 5(d).

     (4)  The accountants' letter referred to in Section 5(e).

Other:

     The Notes are being purchased in the amounts indicated by the underwriters listed below, individually as principal.

          Banc of America Securities LLC     USD180,000,000
          ABN AMRO Incorporated              USD 60,000,000
          Chase Securities Inc.              USD 60,000,000

     The Chase Manhattan Bank as Trustee will credit The Depository Trust Company account of Banc of America Securities LLC (#5235) with the proceeds and will not credit co-managers accounts. Once the credit is deposited in its account, Banc of America Securities LLC will credit the co-managers and The Depository Trust Company will automatically credit the issuer's account with the proceeds.